Exhibit 4.3(B)

                                                         Form of Trust Agreement


          TRUST AGREEMENT, dated as of __________ __, 2002, between Chase Manhattan Bank USA, National Association, as Seller, and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee"). The Seller and the Owner Trustee hereby agree as follows:

          1. The trust created hereby shall be known as "Chase Manhattan Auto Owner Trust 200_-_", in which name the Owner Trustee may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

          2. The Seller hereby assigns, transfers, conveys and sets over to the Owner Trustee the sum of $1. The Owner Trustee hereby acknowledges receipt of such amount in trust from the Seller, which amount shall constitute the initial trust estate. The Owner Trustee hereby declares that it will hold the trust estate in trust for the Seller. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss.3801 et seq., and that this document constitutes the governing instrument of the Trust. The Owner Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto.

          3. The Seller and the Owner Trustee will enter into an amended and restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such amended and restated Trust Agreement, the Owner Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except upon the written direction of the Seller to take such action as determined by the Seller to be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

          4. This Trust Agreement may be executed in one or more counterparts.

          5. The Owner Trustee may resign upon thirty days prior notice to the Seller.

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                      CHASE MANHATTAN BANK USA,
                                      NATIONAL ASSOCIATION, as Seller



                                      By:  ______________________________
                                           Name:
                                           Title:



                                      WILMINGTON TRUST COMPANY, not
                                      in its individual capacity but solely as Owner Trustee



                                      By:  ______________________________
                                           Name:
                                           Title:

                                                              Attachment to the
                                                                Trust Agreement




                            CERTIFICATE OF TRUST OF
                    Chase Manhattan Auto Owner Trust 200_-_


          This Certificate of Trust of Chase Manhattan Auto Owner Trust 200_-_ (the "Trust"), dated as of __________ __, 200_ is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801 et seq.).

          1. Name. The name of the business trust formed hereby is Chase Manhattan Auto Owner Trust 200_-_.

          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is WILMINGTON TRUST COMPANY, Rodney Square North, 1100 North Market Square, Wilmington, Delaware 19890-0001, Attn:
Corporate Trust Administration.

          3. This Certificate of Trust shall be effective as of the date filed.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                          WILMINGTON TRUST COMPANY, not
                                          in its individual capacity but solely
                                          as trustee of the Trust



                                          By:   ______________________________
                                                Name:
                                                Title: